Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated February 16, 2023, with respect to the consolidated financial statements of ConocoPhillips and the effectiveness of internal control over financial reporting of ConocoPhillips included in its Annual Report (Form 10-K) for the year ended December 31, 2022, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-196349) for the registration of 10,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

May 18, 2023